EXHIBIT NO. 99

Constellation Energy Group Releases
Fourth Quarter and Full Year 2003 Results

Financial Results Exceed Company Forecasts

BALTIMORE - Jan. 30, 2004 - Constellation Energy Group (NYSE: CEG) today reported 2003 earnings per share of $2.76 excluding special items, up 9.5 percent from 2002 earnings per share excluding special items. Including the implementation of new accounting standards and special items of ($1.10) per share, reported earnings per share were $1.66.  A detailed addendum of special items is attached.  These results exceed the company’s earnings guidance excluding special items of $2.63 - $2.73 per share provided in October 2003.  Excluding $0.12 per share of expenses associated with Hurricane Isabel, Constellation earned $2.88 per share.  This result compares favorably to the consensus forecast of equity analysts of $2.78 per share, in which the majority of contributing analysts excluded Hurricane Isabel expenses as non-recurring.

For the fourth quarter, Constellation earned $113.1 million, equivalent to $0.67 per share excluding special items, which compares to earnings per share excluding special items of $0.41 in the fourth quarter of 2002.   Including special items primarily associated with gains on the sale of non-core assets of $5.9 million after-tax, or $0.04 per share, the company reported net income of $119.0 million, or $0.71 per share for the fourth quarter of 2003 compared to $0.39 in the fourth quarter of 2002.

“Our performance in 2003 is the strongest affirmation yet that the Constellation Energy business model is, in fact, positioned for success in an evolving energy market,” said Mayo A. Shattuck III, chairman, president and chief executive officer. “Through the right mix of intellectual capital, technology, market understanding and disciplined risk management, Constellation Energy is delivering strong financial and operating results.  We’ve assembled a company that is the leader in wholesale and commercial and industrial competitive supply with almost $10 billion in revenues.  This is a direct result of the customer-centric focus which drives our efforts in all of our operations.  We’re bullish on our future and fully expect to deliver strong results in 2004 as we continue to strengthen our position and extend our leadership in competitive energy markets.”

The following table summarizes earnings per share excluding special items for the company’s business segments and provides reconciliation to total company reported earnings:

	Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Merchant energy	$0.52	$0.52		$0.20	$0.22	(2)
Baltimore Gas and Electric	0.17	0.17		0.21	0.22	(3)
Other nonregulated	0.02	(0.02	)(1)	(0.02)	(0.03	)(4)
Earnings Per Common Share - Assuming Dilution	$0.71	$0.67		$0.39	$0.41

Details of Adjustments to GAAP EPS:

(1)          Net gain on sales of investments and other assets - ($0.04) per share.

(2)          Workforce reduction costs - $0.03 per share and net gain on sales of investments and other assets - ($0.01) per share.

(3)          Workforce reduction costs - $0.01 per share.

(4)          Net gain on sales of investments and other assets - ($0.01) per share.

	Year Ended December 31, 2003			Year Ended December 31, 2002
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Merchant energy	$1.87	$1.88	(1)	$1.51	$1.68	(3)
Baltimore Gas and Electric	0.91	0.91		0.79	0.92	(4)
Other nonregulated	0.07	(0.03	)(2)	0.90	(0.08	)(5)
Earnings Per Common Share and Earnings Per Common Share - Assuming Dilution Before Cumulative Effects of Changes in Accounting Principles	2.85	$2.76		3.20	$2.52
Cumulative effect of change in accounting principle - EITF 02-3	(1.60)			—
Cumulative effect of change in accounting principle - Asset Retirement Obligations	0.41			—
Earnings Per Common Share and Earnings Per Common Share - Assuming Dilution	$1.66			$3.20

Details of Adjustments to GAAP EPS:

(1)          Workforce reduction costs - $0.01 per share.

(2)          Net gain on sales of investments and other assets - ($0.10) per share.

(3)          Workforce reduction costs - $0.10 per share, impairment losses and other costs - $0.06 per share, and net loss on sale of other assets - $0.01 per share.

(4)          Workforce reduction costs - $0.13 per share.

(5)          Net gain on sales of investments (primarily Orion stock sale) - ($1.03) per share and impairment losses and other costs - $0.05 per share.

Merchant

The merchant energy business reported earnings per share of $0.52 in the fourth quarter of 2003, compared to $0.22 per share excluding special items in the fourth quarter of 2002. Earnings increased compared to the same quarter last year primarily due to the realization of wholesale contracts originated in prior periods and realized in the fourth quarter, partially offset by lower mark-to-market origination.  Improved operational performance at Nine Mile Point Nuclear Station, the addition of earnings from our High Desert facility and favorable market conditions also drove higher merchant earnings.

 “Our wholesale competitive supply business created substantial 2003 earnings growth for the company while continuing to grow the backlog of transactions to be recognized in the future,” said Shattuck.  “In its first full year under Constellation ownership, our commercial and industrial competitive supply business, NewEnergy, far exceeded our expectations, extending its market reach and leadership to serve more than 8,000 peak megawatts and 53 of the Fortune 100 companies.  Collectively, in wholesale and retail markets, we have built the largest competitive supply business in North America.”

“The acquisition of the R.E. Ginna Nuclear Station, which we announced in late 2003 and expect to close in mid-2004 will be a terrific addition to our generation fleet,” said Shattuck, adding, “one that will allow us to better leverage our nuclear expertise.  The acquisition of this plant will add nearly 500 megawatts of safe, reliable base load power to our generation fleet.”

Baltimore Gas and Electric

Baltimore Gas and Electric Company’s regulated electric and gas businesses reported earnings per share of $0.17 in the fourth quarter of 2003 in line with guidance but down compared to $0.22 per share excluding special items in the fourth quarter of 2002. The utility’s earnings declined primarily due to normal weather during the quarter relative to colder than normal 2002 weather in its Central Maryland service territory.

Shattuck said, “Notably, in 2003, BGE demonstrated crisp execution and operational excellence during its response to Hurricane Isabel.  For its efforts, BGE was recognized with the Edison Electric Institute’s prestigious “Emergency Response of the Year” award.”

Other Non-regulated Businesses

Excluding special items, Constellation Energy Group’s other non-regulated businesses reported a loss of ($0.02) per share compared with a loss of ($0.03) per share in the fourth quarter of 2002.

The December 2003 Quarterly and Annual Financial Statements are attached.

Earnings Excluding Special Items and Hurricane Isabel Restoration Expense

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles and other special items (which we define as items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes. At Dec. 31, 2003, Constellation also provided a measure of earnings which adjusted its reported GAAP EPS to eliminate the cost of Hurricane Isabel related transmission and distribution service restoration, based on its magnitude and distortive impact on earnings comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item).

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items. Constellation Energy is unable to reconcile its 2003 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The company plans to file its 2003 Form 10-K on or about March 12, 2004.

Conference Call Jan. 30, 2004

Constellation Energy Group will host a conference call at 8 a.m. Eastern Standard Time (EST) on Jan. 30, 2004, to review its results. To listen, investors, analysts, and members of the media in the United States may dial 1-800-862-9098 shortly before 8 a.m. The international dial-in number is 1-785-424-1051. The conference call host is Constellation Energy Group, and the password is Constellation. A replay of the call will be available starting approximately two hours after the call ends, and will be available for one week. The replay number is 1-800-753-4652; the number for international callers is 1-402-220-4235. A live audio webcast of the conference call and presentation slides will be available on the Investor Relations page of the company Web site, www.constellation.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission.

About Constellation Energy Group

Constellation Energy Group, a Fortune 500 company, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers and one of the nation’s largest wholesale power sellers. Constellation also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns and operates a diversified fleet of power plants throughout the United States. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.  2003 revenues totaled $9.7 billion.

Addendum – Accounting Changes and Special Items recognized in 2003

	Calendar Year 2003			Q4 2003
	Income (Expense)		Earnings (Loss) Impact	Earnings Impact
	Pre-Tax	After-Tax
	(In millions)		(Per Share)	(Per Share)
Cumulative Effect of Changes in Accounting Principles
Adoption of EITF 02-3 Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities	$(430.0)	$(266.1)	$(1.60)	$—
Adoption of FAS No. 143, Accounting for Asset Retirement Obligations	112.1	67.7	0.41	—
Total Cumulative Effects of Changes in Accounting Principles	$(317.9)	$(198.4)	$(1.19)	$—

Special Items
Net Gain on Sales of Investments and Other Assets	$26.2	$16.4	$0.10	$0.04
Workforce Reduction Costs	(2.1)	(1.3)	(0.01)	—
Impairment Losses and Other Costs	(0.6)	(0.4)	—	—
Total Special Items	$23.5	$14.7	$0.09	$0.04

Total Accounting Changes and Special Items	$(294.4)	$(183.7)	$(1.10)	$0.04

Cumulative Effects of Changes in Accounting Principles – net pre-tax charge of ($317.9) million, or ($1.19) per share in 2003

In 2003, Constellation Energy recognized a net charge to earnings of ($1.19) per share from the cumulative effects of changes in accounting principles.  This consisted of a ($430.0) million pre-tax charge to earnings or ($1.60) per share relating to the Jan. 1, 2003 implementation of Emerging Issues Task Force (EITF) consensus on Issue 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities, and a $112.1 million pre-tax gain or $0.41 per share relating to the Jan. 1, 2003 implementation of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.

Net Gains on Sales of Investments and Other Assets – $26.2 million pre-tax or $0.10 per share for the calendar year and $9.6 million pre-tax or $0.04 per share for the fourth quarter

In the fourth quarter of 2001, we announced our decision to focus efforts and capital on core domestic energy businesses and undertook a plan to sell a number of non-core businesses and investments. In 2003, we recognized approximately $26.2 million in pre-tax gains relating to the monetization of several non-core assets including:

•                  A $13.1 million total pre-tax gain on sales of certain real estate in 2003, with $10.1 million of this in the fourth quarter;

•                  A $7.2 million pre-tax gain on the sale of an oil tanker to the U. S. Navy;

•                  A $5.3 million pre-tax gain on the favorable settlement of a contingent obligation we had previously reserved relating to the sale of our Guatemalan power plant operation in the fourth quarter of 2001; and

•                  A $0.6 million net pre-tax gain on the sale of financial investments, which included a ($0.5) million pre-tax loss in the fourth quarter.

Workforce Reduction Costs – ($2.1) million pre-tax or ($0.01) per share

In 2003, we incurred ($2.1) million in expense associated with deferred payments to employees eligible for the 2001 Voluntary Special Early Retirement Programs.

Impairment Losses and Other Costs – ($0.6) million pre-tax or ($0.00) per share

In the fourth quarter of 2003, we incurred a ($0.6) million impairment relating to the decline in value of our investment in an airplane that we subsequently sold in January 2004.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$1,882.8	$753.4	$7,068.8	$2,190.6
Regulated electric revenues	416.0	428.8	1,921.5	1,965.6
Regulated gas revenues	198.7	191.4	712.7	570.5
Total revenues	2,497.5	1,373.6	9,703.0	4,726.7

Expenses
Operating expenses	2,035.4	1,009.8	7,863.3	3,073.6
Impairment losses and other costs	0.6	0.6	0.6	25.2
Workforce reduction costs	—	11.1	2.1	62.8
Depreciation and amortization	123.4	120.9	479.0	481.0
Accretion of asset retirement obligations	10.7	—	42.7	—
Taxes other than income taxes	65.0	63.5	275.2	259.2
Total expenses	2,235.1	1,205.9	8,662.9	3,901.8
Net Gain on Sales of Investments and Other Assets	9.9	7.0	26.2	261.3
Income from Operations	272.3	174.7	1,066.3	1,086.2
Other (Expense) Income	(0.2)	9.4	19.1	30.5
Fixed Charges
Interest expense	89.7	83.4	340.8	312.3
Interest capitalized and allowance for borrowed funds used during construction	(4.3)	(3.6)	(13.8)	(44.0)
BGE preference stock dividends	3.3	3.3	13.2	13.2
Total fixed charges	88.7	83.1	340.2	281.5
Income Before Income Taxes	183.4	101.0	745.2	835.2
Income Taxes	64.4	36.0	269.5	309.6
Income Before Cumulative Effects of Changes in Accounting Principles	119.0	65.0	475.7	525.6
Cumulative Effects of Changes in Accounting Principles, Net of Income Taxes of $119.5	—	—	(198.4)	—
Net Income	$119.0	$65.0	$277.3	$525.6
Earnings Applicable to Common Stock	$119.0	$65.0	$277.3	$525.6

Average Shares of Common Stock Outstanding - Basic	167.4	164.8	166.3	164.2
Average Shares of Common Stock Outstanding - Diluted	168.2	164.8	166.7	164.2
Earnings Per Common Share Before Cumulative Effects of Changes in Accounting Principles - Basic	$0.71	$0.39	$2.86	$3.20
Cumulative Effects of Changes in Accounting Principles	—	—	(1.19)	—
Earnings Per Common Share - Basic	$0.71	$0.39	$1.67	$3.20

Earnings Per Common Share Before Cumulative Effects of Changes in Accounting Principles - Diluted	$0.71	$0.39	$2.85	$3.20
Cumulative Effects of Changes in Accounting Principles	—	—	(1.19)	—
Earnings Per Common Share - Diluted	$0.71	$0.39	$1.66	$3.20

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	December 31, 2003	December 31, 2002
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$721.3	$615.0
Accounts receivable (net of allowance for uncollectibles of $51.7 and $41.9, respectively)	1,563.0	1,244.1
Mark-to-market energy assets	555.2	759.4
Risk management assets	256.0	72.3
Materials and supplies	211.7	208.6
Fuel stocks	155.1	126.5
Acquired contracts, net of amortization	67.0	70.8
Prepaid taxes other than income taxes	62.4	57.1
Other	92.0	163.4
Total current assets	3,683.7	3,317.2
Investments And Other Assets
Investments in qualifying facilities and power projects	332.6	439.2
Nuclear decommissioning trust funds	736.1	645.4
Mark-to-market energy assets	286.9	926.8
Risk management assets	269.9	88.8
Goodwill	144.0	115.9
Acquired contracts, net of amortization	105.8	64.0
Other	238.0	253.1
Total investments and other assets	2,113.3	2,533.2
Property, Plant And Equipment
Regulated property, plant and equipment	5,266.7	5,075.2
Nonregulated generation property, plant and equipment	7,769.1	6,811.9
Other nonregulated property, plant and equipment	340.9	242.0
Nuclear fuel (net of amortization)	202.9	224.8
Accumulated depreciation	(3,978.1)	(4,396.8)
Net property, plant and equipment	9,601.5	7,957.1
Deferred Charges
Regulatory assets (net)	229.5	405.7
Other	172.7	136.0
Total deferred charges	402.2	541.7
Total Assets	$15,800.7	$14,349.2

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$9.6	$10.5
Current portion of long-term debt	343.2	426.2
Accounts payable	1,167.7	943.4
Customer deposits and collateral	181.7	102.8
Mark-to-market energy liabilities	541.5	709.6
Risk management liabilities	140.4	20.1
Accrued taxes	127.2	15.0
Accrued interest	83.1	95.5
Dividends declared	46.8	42.8
Other	266.5	298.6
Total current liabilities	2,907.7	2,664.5
Deferred Credits And Other Liabilities
Deferred income taxes	1,384.4	1,330.7
Mark-to-market energy liabilities	283.0	460.0
Risk management liabilities	282.3	149.5
Asset retirement obligations	595.9	—
Postretirement and postemployment benefits	361.8	352.8
Net pension liability	225.7	334.6
Deferred investment tax credits	78.4	85.7
Other	198.4	199.9
Total deferred credits and other liabilities	3,409.9	2,913.2
Long-Term Debt
Long-term debt of nonregulated businesses	3,739.2	3,149.8
Long-term debt of BGE	1,395.7	1,650.0
6.20% Deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust originated preferred securities	257.7	—
Company obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely 7.16% debentures of BGE due June 30, 2038	—	250.0
Unamortized discount and premium	(10.2)	(9.7)
Current portion of long-term debt	(343.2)	(426.2)
Total long-term debt	5,039.2	4,613.9
Minority Interests	113.4	105.3
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,179.8	2,078.9
Retained earnings	2,081.9	1,977.6
Accumulated other comprehensive loss	(121.2)	(194.2)
Total common shareholders’ equity	4,140.5	3,862.3
Total Liabilities And Equity	$15,800.7	$14,349.2

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Year Ended December 31,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2003	50.0	35.3	1.4	10.9	2.4	100.0
2002	53.4	35.7	2.1	6.0	2.8	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2003	2002	2003	2002
ELECTRIC
Revenues (In Millions)
Residential	—with househeating	$91.4	$96.6	$391.4	$374.0
	—other	119.5	119.0	567.6	572.6
	—total	210.9	215.6	959.0	946.6
Commercial	—excluding delivery service	141.1	154.7	694.2	776.0
	—delivery service	19.2	13.3	66.1	33.5
Industrial	—excluding delivery service	29.0	28.7	137.0	158.7
	—delivery service	4.9	4.0	18.2	10.9
System Sales		405.1	416.3	1,874.5	1,925.7
Other		10.9	12.6	47.1	40.3
Total		$416.0	$428.9	$1,921.6	$1,966.0

Sales (In Thousands) — MWH
Residential	—with househeating	1,344	1,451	5,543	5,281
	—other	1,613	1,636	7,211	7,371
	—total	2,957	3,087	12,754	12,652
Commercial	—excluding delivery service	2,245	2,455	9,937	11,840
	—delivery service	1,316	1,126	4,982	2,762
Industrial	—excluding delivery service	651	663	2,556	3,478
	—delivery service	448	410	1,780	997
Total System Sales		7,617	7,741	32,009	31,729

GAS
Revenues (In Millions)
Residential	—excluding delivery service	$124.5	$116.8	$444.5	$342.1
	—delivery service	3.6	5.3	13.6	16.5
	—total	128.1	122.1	458.1	358.6
Commercial	—excluding delivery service	32.9	30.3	128.6	89.4
	—delivery service	7.6	9.3	24.6	29.2
Industrial	—excluding delivery service	3.3	2.2	11.5	9.3
	—delivery service	3.3	3.7	11.4	13.9
System Sales		175.2	167.6	634.2	500.4
Off-System Sales		24.7	23.9	84.8	74.8
Other		1.5	1.6	7.0	6.1
Total		$201.4	$193.1	$726.0	$581.3

Sales (In Thousands) — DTH
Residential	—excluding delivery service	11,750	13,485	40,894	35,364
	—delivery service	1,829	2,236	6,640	6,404
	—total	13,579	15,721	47,534	41,768
Commercial	—excluding delivery service	3,821	4,352	13,895	11,583
	—delivery service	8,206	8,555	29,138	28,429
Industrial	—excluding delivery service	378	337	1,143	1,207
	—delivery service	4,788	6,468	18,399	23,689
System Sales		30,772	35,433	110,109	106,676
Off-System Sales		4,157	4,693	12,859	18,551
Total		34,929	40,126	122,968	125,227

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	- Actual	1,658	1,867	5,140	4,542
	- Normal	1,695	1,691	4,729	4,736
Cooling Degree Days	- Actual	22	41	755	1,006
	- Normal	23	24	839	836

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Year Ended December 31,
	2003	2002

Ratio of Earnings to Fixed Charges	2.98	3.33

Effective Tax Rate	35.5%	36.5%

Equity Investment In Nonregulated Businesses — End of Period	$2,681.2	$2,429.7

Equity Investment In Utility Business — End of Period	$1,459.3	$1,432.6

Common Stock Data

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Common Stock Dividends - Per Share
—Declared	$0.26	$0.24	$1.04	$0.96
—Paid	$0.26	$0.24	$1.02	$0.84

Market Value Per Share
—High	$39.61	$29.02	$39.61	$32.38
—Low	$35.03	$19.30	$25.17	$19.30
—Close	$39.16	$27.82	$39.16	$27.82

Shares Outstanding-End of Period (In Millions)	167.8	164.8	167.8	164.8

Book Value per Share-End of Period	$24.68	$23.44	$24.68	$23.44